SubItem 77 E

LEGAL PROCEEDINGS

Since October 2003
Federated and related
entities collectively
 Federated and various
Federated
funds Funds have been
named as defendants in
several class action
lawsuits now pending
in the
United States District
 Court for the District
of Maryland The lawsuits
were purportedly filed
on behalf of
people who purchased
owned andor redeemed
shares of Federatedsponsored
mutual funds during
specified periods
beginning November 1 1998
 The suits are generally
 similar in alleging
that Federated
engaged in illegal and
 improper trading practices
 including market timing
and late trading in concert
 with
certain institutional
traders which allegedly
caused financial injury
to the mutual fund shareholders
These lawsuits began to
be filed shortly after
Federateds first public
announcement that it had
received
requests for information
on shareholder trading
activities in the Funds
from the SEC the Office of the
New York State Attorney
General NYAG and other
authorities In that regard
on November 28
2005 Federated announced
that it had reached final
settlements with the SEC and
the NYAG with respect
to those matters Specifically
the SEC and NYAG settled
 proceedings against three
Federated
subsidiaries involving
undisclosed market timing
arrangements and late
trading The SEC made findings
that Federated Investment
Management Company FIMC an
SECregistered investment
adviser to
various Funds and Federated
Securities Corp an SECregistered
brokerdealer and distributor
 for the
Funds violated provisions of
the Investment Advisers Act and
Investment Company Act by approving
but not disclosing three market
 timing arrangements or the
associated conflict of interest
between FIMC
and the funds involved in the
arrangements either to other
 fund shareholders or to the
funds board and
that Federated Shareholder
 Services Company formerly
an SECregistered transfer
agent failed to
prevent a customer and a
Federated employee from
late trading in violation of
provisions of the
Investment Company Act The
NYAG found that such conduct
 violated provisions of New
York State
law Federated entered into the
settlements without admitting or
denying the regulators findings
As
Federated previously reported in
2004 it has already paid
approximately
80 million to certain funds as
determined by an independent
consultant As part of these
settlements
Federated agreed to pay
disgorgement and a civil money
 penalty in the aggregate
amount
of an additional $72 million
and among
other things agreed that it
would not serve as investment
adviser to any registered
investment company
unless i at least 75 of the
funds directors are independent
 of Federated ii the chairman of each such fund is independent of Federated
 iii no action may be taken
by the funds board or any
committee
thereof unless approved by a
 majority of the independent
trustees of the fund or committee
 respectively
and iv the fund appoints a
senior officer who reports
to the independent trustees
and is responsible for
monitoring compliance by the
fund with applicable laws and
 fiduciary duties and for
managing the
process by which management
fees charged to a fund are
approved The settlements are
described in
Federateds announcement which
 along with previous press
releases and related
communications on
those matters is available
in the About Us section of
Federateds website at
FederatedInvestorscom
Federated and various Funds
have also been named as
defendants in several additional
 lawsuits the
majority of which are now pending
in the United States District
Court
for the Western District of
Pennsylvania alleging among
other
things excessive advisory
and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in these
lawsuits Federated and the
Funds and their respective
 counsel are reviewing the
 allegations and intend
to defend this litigation
Additional lawsuits based
upon similar allegations
may be filed in the future The
potential impact of these
lawsuits all of which seek
unquantified damages attorneys
 fees and expenses
and future potential similar
suits is uncertain Although
we do not believe that these
lawsuits will have a
material adverse effect
on the Funds there can be
no assurance that these
suits ongoing adverse
publicity
andor other developments
resulting from the regulatory
 investigations will not
result in increased Fund
redemptions reduced sales
of Fund shares or other
dverse consequences for the Funds